Exhibit 99.2
SUPPLEMENTAL
FINANCIAL
INFORMATION

QUARTER ENDED SEPTEMBER 30, 2021

Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation: adverse economic or real estate developments in the retail industry or the markets in which Wheeler Real Estate Investment Trust, Inc. (the "Company" or "WHLR") operates; the extent to which COVID-19 continues to impact the commercial market and economic conditions that could adversely affect occupancy levels and rental rates; defaults on or non-renewal of leases by tenants; increased interest rates and operating costs; the Company's failure to obtain necessary outside financing on favorable terms or at all; the Company's inability to successfully acquire, sell, or operate properties; legislative and regulatory changes (including changes to laws governing the taxation of REITs); and the Company's failure to qualify or maintain its status as a REIT. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements.

The forward-looking statements are based on management's beliefs, assumption and expectation of future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. The Company disclaims any responsibility to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHLR | Financial & Operating Data	2

Company Overview
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock, Series D cumulative convertible preferred stock, and 7% Senior Subordinated Convertible Notes trade publicly on NASDAQ under the symbols “WHLR”, “WHLRP”, "WHLRD", and "WHLRL", respectively.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
Riversedge North
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - CEO and President
Crystal Plum - CFO

Board of Directors
Stefani D. Carter (Chair)	Michelle D. Bergman
Saverio M. Flemma	Paula J. Poskon
E. J. Borrack	Joseph D. Stilwell
Kerry G. Campbell

Investor Relations Representative
Mary Jensen - IRRealized, LLC mjensen@whlr.us Office: (757) 627-9088 Cell: (310) 526-1707

Stock Transfer Agent and Registrar
Computershare Trust Company, N.A. 250 Royall Street Canton, MA 02021 www.computershare.com

WHLR | Financial & Operating Data	3

Financial and Portfolio Overview
For the Three Months Ended September 30, 2021 (unaudited)

Financial Results
Net loss attributable to Wheeler REIT common stockholders (in 000s)	$(234)
Net loss per basic and diluted shares	$(0.02)
Funds from operations available to common stockholders and Operating Partnership (OP) unitholders (FFO) (in 000s) (1)	$1,679
FFO per common share and OP unit	$0.17
Adjusted FFO (AFFO) (in 000s) (1)	$690
AFFO per common share and OP unit	$0.07

Assets and Leverage
Investment Properties, net of $66.8 million accumulated depreciation (in 000s)	$387,567
Cash and Cash Equivalents (in 000s)	$36,234
Total Assets (in 000s)	$502,478
Debt to Total Assets(3)	75.58%
Debt to Gross Asset Value	62.74%

Market Capitalization
Common shares outstanding	9,713,787
OP units outstanding	217,088
Total common shares and OP units	9,930,875

	Shares Outstanding at September 30, 2021	Third Quarter stock price range	Stock price as of September 30, 2021
Common Stock	9,713,787	$2.60 - $5.18	$2.94
Series B preferred shares	1,872,448	$9.05 - $15.15	$10.73
Series D preferred shares	3,038,683	$15.02 - $18.10	$16.85

Total debt (in 000s)(3)	$379,765
Common Stock market capitalization (as of September 30, 2021 closing stock price, in 000s)	$28,559

Portfolio Summary
Total Leasable Area (GLA) in sq. ft.	5,500,233
Occupancy Rate	90.3%
Leased Rate (2)	92.2%
Annualized Base Rent (in 000s)	$47,424
Total number of leases signed or renewed during the third quarter of 2021	61
Total sq. ft. of leases signed or renewed during the third quarter of 2021	216,652

(1)    See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Reflects leases executed through October 5, 2021 that commence subsequent to the end of current period.
(3)    Includes debt associated with assets held for sale.

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	4

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three and nine months ended September 30, 2021. For the three months ended September 30, 2021 and 2020, WHLR's net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") stockholders was ($0.02) per share and ($0.22) per share, respectively. For the nine months ended September 30, 2021 and 2020, WHLR's net loss attributable to WHLR's Common Stock stockholders was ($0.92) per share and ($1.14) per share, respectively.

2021 THIRD QUARTER HIGHLIGHTS
(all comparisons to the same prior year period unless otherwise noted)
LEASING
•The Company's real estate portfolio was 92.2% leased as of September 30, 2021, a 390 basis point increase from 88.3% September 30, 2020.
•The Company's real estate portfolio was 90.3% occupied as of September 30, 2021, a 300 basis point increase from 87.3% at September 30, 2020.
•Quarter-To-Date Leasing Activity
•Executed 36 lease renewals totaling 125,489 square feet at a weighted-average increase of $0.42 per square foot, representing a increase of 3.53% over in-place rental rates.
•Signed 25 new leases totaling 91,163 square feet with a weighted-average rental rate of $10.01 per square foot.
•The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next three months and includes month-to-month leases, decreased to approximately 0.69% at September 30, 2021, compared to 3.69% at September 30, 2020. At September 30, 2021, 19.70% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 18 and provides additional details on the Company's leases).
•As of September 30, 2021, the Company signed leases representing $857 thousand of annualized base rent ("ABR"). Rent will commence on these leases over the next ten months.
OPERATIONS
•Total revenue increased by 3.64% or $544 thousand primarily due to a decrease in provision for credit losses due to collections returning to pre-COVID levels, partially offset by a $81 thousand decrease in rental revenue due to tenant turnover and dispositions. Other revenues increased $300 thousand as a result of non-recurring revenue from the granting of an easement and nonrefundable transaction fees.
•Total operating expenses increased by 3.44% or $348 thousand primarily a result of an increase in corporate general and administrative ("CG&A") expense and higher property operating expenses, partially offset by a decrease in depreciation and amortization. The increase in CG&A expenses is primarily to due $476 thousand increase in professional fees associated with property and corporate legal fees along with costs associated with a Special Meeting of Common Stockholders and $233 thousand increase in corporate administration primarily related to office rent expense for the Company's corporate headquarters that had a sale leaseback in December 2020.
FINANCIAL
•Funds from operations ("FFO") of $1.7 million, or $0.17 per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $1.5 million, or $0.15 per share.
•Adjusted Funds from Operations ("AFFO") of $0.07 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P., as compared to $0.13 per share.
SAME STORE
•Same store Net Operating Income ("NOI") increased by 3.86% and by 5.24% on a cash basis. Same store results were impacted by a 4.44% increase in revenue primarily due to a decrease in provision for credit losses due to collections returning to pre-COVID levels, partially offset by a decrease in rental revenue due to tenant turnover. Additionally, same store property expenses increased by 5.67% primarily driven by increases in repairs and maintenance expenses.
CAPITAL MARKETS

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	5

•On August 13, 2021, the Company's rights offering (the “Rights Offering”) for the purchase of up to $30.00 million in aggregate principal amount of the Company’s 7.00% senior subordinated convertible notes due 2031 (the “Convertible Notes”) expired. Pursuant to the Rights Offering, the Company distributed to holders of its common stock, as of 5:00 p.m. New York City time on June 1, 2021 (the “Record Date”), non-transferable subscription rights to purchase Convertible Notes. Each holder of the Company’s common stock as of the Record Date received one right for each eight shares of the Company’s common stock owned, and each right entitled a holder to purchase $25.00 principal amount of Convertible Notes. The Rights Offering was made pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission. The aggregate principal amount of Convertible Notes issued in the Rights Offering was $30.00 million.
•The Company identified certain embedded derivatives related to the conversion features of the Convertible Notes and the embedded derivative liabilities were assigned a value of $5.4 million.
•Recognized a non-operating gain of $1.9 million due to the change in fair market value of the warrant liability, utilizing the Monte Carlo simulation model with the largest impact in the valuation attributed to the change in the Company’s stock price at September 30, 2021 since the issuance of each warrant.
•At September 30, 2021, assets held for sale, total $6.0 million, and include Columbia Fire Station and Surrey Plaza.
OTHER
•The Company recognized non-operating expenses of $185 thousand in legal settlement costs.
DISPOSITIONS
•On July 9, 2021, the Company sold Tulls Creek Land Parcel for $250 thousand, generating a gain of $52 thousand and net proceeds of $222 thousand.
•On August 31, 2021, the Company sold the Rivergate Shopping Center Out Parcel for $3.7 million, generating a gain of $1.9 million and net proceeds of $3.45 million.

2021 YEAR-TO-DATE HIGHLIGHTS
(all comparisons to the same prior year period unless otherwise noted)
LEASING
•Year-To-Date Leasing Activity
•Executed 102 lease renewals totaling 420,067 square feet at a weighted-average increase of $0.15 per square foot, representing an increase of 1.48% over in-place rental rates.
•Signed 62 new leases totaling 317,622 square feet with a weighted-average rental rate of $8.77 per square foot, including 4 anchors representing 129,087 square feet.
OPERATIONS
•Total revenue increased by 0.04% or $19 thousand primarily a result of same store.
•Total operating expenses increased by 0.02% or $8 thousand resulting from increases in impairments on assets held for sale, property operating expenses and CG&A expenses. This increase was partially offset by a decrease in depreciation and amortization.
FINANCIAL
•Funds from operations ("FFO") of ($2.3 million), or ($0.23) per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $2.9 million, or $0.29 per share.
•Adjusted Funds from Operations ("AFFO") of $0.20 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P. as compared to $0.30 per share.
SAME STORE
•Same store Net Operating Income ("NOI") decreased by 0.55% and increased by .58% on a cash basis. Same store results were impacted by a 0.95% increase in revenue primarily due to a decrease in provision for credit losses a result of the Company's proactive tenant outreach during the pandemic and collection initiatives returning collections to pre-pandemic levels, partially offset by a decrease in above (below) market lease amortization related to leases becoming fully amortized. Additionally, same store property expenses increased by 4.32% primarily driven by increases in management fee allocation, grounds and landscaping, real estate taxes and utilities.

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	6

CAPITAL MARKETS
•The Company paid in full the $25.0 million, 13.50% Powerscourt Financing Agreement with proceeds from the $35.0 million, 8.00% financing agreement with Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (the “Wilmington Financing Agreement”) providing a go forward annual interest savings of $575 thousand. The Wilmington Financing Agreement matures on March 12, 2026. The Powerscourt Warrant Agreement and Powerscourt Registration Rights Agreement remain. In conjunction with the Wilmington Financing Agreement, the Company issued to the underlying holders, warrants to purchase an aggregate of 1,061,719 shares of the Company’s Common Stock at various exercise prices. This is recognized as a warrant liability with an initial fair value of $2.0 million.
•Recognized a non-operating loss of $303 thousand due to the change in fair market value of the warrant liability, utilizing the Monte Carlo simulation model with the largest impact in the valuation attributed to the change in the Company’s stock price at September 30, 2021 since the issuance of each warrant.
•Loans payable increased $25.8 million or 7.30% and were impacted by:
•$30.0 million increase from the Convertible Notes;
•$10.0 million net increase after the Wilmington Financing Agreement was used to pay off the Powerscourt Financing Agreement;
•$1.4 million funds from Rivergate loan refinancing, new loan matures in 2031; partially offset by
•$6.8 million paydown with the sales of Berkley Shopping Center and Rivergate Shopping Center Out Parcel;
•$3.8 million to one time principal payment and final payment on the Columbia Fire Station loan;
•$225 thousand paydown on the JANAF Bravo loan upon refinancing, new loan matures in 2024; and
•$4.6 million in monthly principal payments.
•In conjunction with the Berkley Shopping Center loan paydown the Company paid $687 thousand in defeasance.
•Recognized $2.2 million in impairment expense on Columbia Fire Station, which is currently held for sale.
OTHER
•The Company recognized non-operating other income of $552 thousand in Paycheck Protection Program Promissory Note forgiveness.
•Effective July 5, 2021, Daniel Khoshaba resigned as the President and Chief Executive Officer of the Company and as a member of the Board of Directors and as a member of the Executive Committee of our Board of Directors. Upon Mr. Khoshaba’s cessation of employment with the Company, all of his rights under that certain Stock Appreciation Rights Agreement, dated August 4, 2020, by and between Mr. Khoshaba and the Company (the “SAR Agreement”), were forfeited for no consideration.

BALANCE SHEET
•Cash and cash equivalents totaled $36.2 million, compared to $7.7 million at December 31, 2020.
•Restricted cash totaled $35.7 million, compared to $35.1 million at December 31, 2020. These funds are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes, insurance expenses and loan proceeds to be used for redemption of Series D Preferred.
•Debt totaled $379.8 million (including debt associated with assets held for sale), compared to $353.9 million at December 31, 2020.
•WHLR's weighted-average interest rate was 5.17% with a term of 4.32 years (including debt associated with assets held for sale), compared to 5.31% with a term of 3.56 years at December 31, 2020. The weighted-average interest rate decrease is the result of the Powerscourt Financing Agreement payoff replacing its 13.50% interest rate with the Wilmington Financing Agreement's interest rate of 8.00%.
•Net investment properties totaled $393.4 million (including assets held for sale), compared to $405.3 million as of December 31, 2020.

DIVIDENDS
•The Company had accumulated undeclared dividends since the fourth quarter of 2018 of approximately $36.9 million to holders of shares of its Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	7

Stock. Approximately $3.11 million and $9.32 million are attributable to the three and nine months ended September 30, 2021, respectively.

TENDER OFFER
•On March 12, 2021, through a "modified Dutch auction" tender offer the Company accepted for purchase 387,097 shares of Series D Preferred at a price of $15.50 per share, for an aggregate cost of $6.0 million, excluding fees and expenses.
•On May 15, 2021, through a "modified Dutch auction" tender offer the Company accepted for purchase 103,513 shares of Series D Preferred at a price of $18.00 per share, for an aggregate cost of $1.9 million, excluding fees and expenses.

SUBSEQUENT EVENTS
•On October 12, 2021, the Backstop Parties and their assignee elected to exercise their “accordion right” in full and purchased from the Company $3.0 million in aggregate principal amount of the Company’s Convertible Notes.
•On November 3, 2021, common stockholders of the Company voted to amend the Company’s Articles Supplementary to remove the cumulative dividend rights of the Series A Preferred Stock and the Series B Preferred Stock.

DISPOSITIONS
•The Company sold Berkley Shopping Center, Berkley Land Parcel, Tulls Creek Land Parcel and Rivergate Shopping Center Out Parcel for $8.1 million, generating a gain of $2.1 million and net proceeds of $7.6 million.

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K.
These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	8

Consolidated Balance Sheets
$ in 000s

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS:
Investment properties, net	$387,567	$392,664
Cash and cash equivalents	36,234	7,660
Restricted cash	35,666	35,108
Rents and other tenant receivables, net	8,348	9,153
Assets held for sale	6,022	13,072
Above market lease intangibles, net	2,679	3,547
Operating lease right-of-use assets	12,528	12,745
Deferred costs and other assets, net	13,434	15,430
Total Assets	$502,478	$489,379
LIABILITIES:
Loans payable, net	$362,144	$334,266
Liabilities associated with assets held for sale	963	13,124
Below market lease intangibles, net	3,667	4,554
Derivative liabilities	7,702	594
Operating lease liabilities	13,081	13,200
Accounts payable, accrued expenses and other liabilities	14,862	11,229
Total Liabilities	402,419	376,967
Series D Cumulative Convertible Preferred Stock (no par value, 6,000,000 and 4,000,000 shares authorized, respectively, 3,038,683 and 3,529,293 shares issued and outstanding, respectively; $100.09 million and $109.13 million aggregate liquidation value, respectively)	88,772	95,563

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,872,448 and 1,875,748 shares issued and outstanding, respectively; $46.81 million and $46.90 million aggregate liquidation preference, respectively)	41,167	41,174
Common Stock ($0.01 par value, 18,750,000 shares authorized, 9,713,787 and 9,703,874 shares issued and outstanding, respectively)	97	97
Additional paid-in capital	234,199	234,061
Accumulated deficit	(266,566)	(260,867)
Total Stockholders’ Equity	9,350	14,918
Noncontrolling interests	1,937	1,931
Total Equity	11,287	16,849
Total Liabilities and Equity	$502,478	$489,379

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	9

Consolidated Statements of Operations
$ in 000s

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUE:
Rental revenues	$15,000	$14,756	$44,946	$44,920
Other revenues	508	208	780	787
Total Revenue	15,508	14,964	45,726	45,707
OPERATING EXPENSES:
Property operations	5,029	4,820	14,573	14,116
Depreciation and amortization	3,678	4,215	11,033	13,460
Impairment of assets held for sale	—	—	2,200	600
Corporate general & administrative	1,756	1,080	4,945	4,567
Total Operating Expenses	10,463	10,115	32,751	32,743
Gain (loss) on disposal of properties	1,967	—	2,143	(26)
Operating Income	7,012	4,849	15,118	12,938
Interest income	9	—	9	1
Interest expense	(5,637)	(4,114)	(19,813)	(12,787)
Net changes in fair value of derivative liabilities	1,884	—	303	—
Other income	—	—	552	—
Other expense	(185)	(15)	(185)	(1,039)
Net Income (Loss) Before Income Taxes	3,083	720	(4,016)	(887)
Income tax expense	—	—	(2)	(2)
Net Income (Loss)	3,083	720	(4,018)	(889)
Less: Net income attributable to noncontrolling interests	57	13	72	18
Net Income (Loss) Attributable to Wheeler REIT	3,026	707	(4,090)	(907)
Preferred Stock dividends - undeclared	(3,260)	(3,608)	(9,852)	(10,922)
Deemed contribution related to preferred stock redemption	—	726	5,040	726
Net Loss Attributable to Wheeler REIT Common Stockholders	$(234)	$(2,175)	$(8,902)	$(11,103)

Loss per share:
Basic and Diluted	$(0.02)	$(0.22)	$(0.92)	$(1.14)

Weighted-average number of shares:
Basic and Diluted	9,713,125	9,699,461	9,708,588	9,696,554

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	10

Reconciliation of Non-GAAP Measures
FFO and AFFO (1)
$ in 000s

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Income (Loss)	$3,083	$720	$(4,018)	$(889)
Depreciation and amortization of real estate assets	3,678	4,215	11,033	13,460
(Gain) loss on disposal of properties	(1,967)	—	(2,143)	26
Impairment of assets held for sale	—	—	2,200	600
FFO	4,794	4,935	7,072	13,197
Preferred stock dividends - undeclared	(3,260)	(3,608)	(9,852)	(10,922)
Preferred stock redemption	—	—	70	96
Preferred stock accretion adjustments	145	168	454	509
FFO available to common stockholders and common unitholders	1,679	1,495	(2,256)	2,880
Acquisition and development costs	—	—	—	1
Capital related costs	59	151	343	185
Other non-recurring and non-cash (income) expenses (2)	209	17	365	1,090
Net changes in fair value of warrants	(1,884)	—	(303)	—
Straight-line rental revenue, net straight-line expense	(281)	(294)	(871)	(700)
Loan cost amortization	884	234	5,200	796
Above (below) market lease amortization	23	(70)	28	(443)
Recurring capital expenditures and tenant improvement reserves	1	(278)	(550)	(835)
AFFO	$690	$1,255	$1,956	$2,974

Weighted Average Common Shares	9,713,125	9,699,491	9,708,588	9,696,554
Weighted Average Common Units	217,750	228,842	220,647	231,749
Total Common Shares and Units	9,930,875	9,928,333	9,929,235	9,928,303
FFO per Common Share and Common Units	$0.17	$0.15	$(0.23)	$0.29
AFFO per Common Share and Common Units	$0.07	$0.13	$0.20	$0.30

(1)    See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended September 30, 2021.

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	11

Reconciliation of Non-GAAP Measures (continued)
Property Net Operating Income (1)
$ in 000s

	Three Months Ended September 30,
	Same Store		Non-same Store		Total
	2021	2020	2021	2020	2021	2020

	(in thousands, unaudited)
Net Income (Loss)	$1,107	$745	$1,976	$(25)	$3,083	$720
Adjustments:
Other expense	185	15	—	—	185	15
Net changes in fair value of derivative liabilities	(1,884)	—	—	—	(1,884)	—
Interest expense	5,617	4,061	20	53	5,637	4,114
Interest income	(9)	—	—	—	(9)	—
Gain on disposal of properties	—	—	(1,967)	—	(1,967)	—
Corporate general & administrative	1,755	1,073	1	7	1,756	1,080
Depreciation and amortization	3,678	4,174	—	41	3,678	4,215
Other non-property revenue	(6)	(13)	—	—	(6)	(13)
Property Net Operating Income	$10,443	$10,055	$30	$76	$10,473	$10,131

Property revenues	$15,453	$14,796	$49	$155	$15,502	$14,951
Property expenses	5,010	4,741	19	79	5,029	4,820
Property Net Operating Income	$10,443	$10,055	$30	$76	$10,473	$10,131

	Nine Months Ended September 30,
	Same Store		Non-same Store		Total
	2021	2020	2021	2020	2021	2020

	(in thousands, unaudited)
Net (Loss) Income	$(5,556)	$(737)	$1,538	$(152)	$(4,018)	$(889)
Adjustments:
Income tax expense	2	2	—	—	2	2
Other expense	185	1,039	—	—	185	1,039
Other income	(552)	—	—	—	(552)	—
Net changes in fair value of derivative liabilities	(303)	—	—	—	(303)	—
Interest expense	19,027	12,576	786	211	19,813	12,787
Interest income	(9)	(1)	—	—	(9)	(1)
(Gain) loss on disposal of properties	—	—	(2,143)	26	(2,143)	26
Corporate general & administrative	4,937	4,551	8	16	4,945	4,567
Impairment of assets held for sale	2,200	600	—	—	2,200	600
Depreciation and amortization	11,033	13,334	—	126	11,033	13,460
Other non-property revenue	(28)	(256)	—	—	(28)	(256)
Property Net Operating Income	$30,936	$31,108	$189	$227	$31,125	$31,335

Property revenues	$45,405	$44,978	$293	$473	$45,698	$45,451
Property expenses	14,469	13,870	104	246	14,573	14,116
Property Net Operating Income	$30,936	$31,108	$189	$227	$31,125	$31,335
(1)    See page 22 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	12

Reconciliation of Non-GAAP Measures (continued)
EBITDA (4)
$ in 000s

		Three Months Ended September 30,		Nine Months Ended September 30,
		2021	2020	2021	2020
Net (Loss) Income		$3,083	$720	$(4,018)	$(889)
Add back:	Depreciation and amortization (1)	3,701	4,145	11,061	13,017
	Interest Expense (2)	5,637	4,114	19,813	12,787
	Income tax expense	—	—	2	2
EBITDA		12,421	8,979	26,858	24,917
Adjustments for items affecting comparability:
	Acquisition and development costs	—	—	—	1
	Capital related costs	59	151	343	185
	Change in fair value of derivative liabilities	(1,884)	—	(303)	—
	Other non-recurring and non-cash expenses (3)	199	17	(353)	1,090
	Impairment of assets held for sale	—	—	2,200	600
	(Gain) loss on disposal of properties	(1,967)	—	(2,143)	26
Adjusted EBITDA		$8,828	$9,147	$26,602	$26,819
(1)    Includes above (below) market lease amortization.
(2)    Includes loan cost amortization and prepayment penalty.
(3)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended September 30, 2021.
(4)    See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	13

Debt Summary
$ in 000s
Loans Payable:         $379.77 million
Weighted Average Interest Rate:     5.17%

Property/Description	Monthly Payment	Interest Rate	Maturity	September 30, 2021	December 31, 2020
Litchfield Market Village	$46,057	5.50%	November 2022	$7,348	$7,418
Twin City Commons	$17,827	4.86%	January 2023	2,862	2,915
Walnut Hill Plaza	$26,850	5.50%	March 2023	3,181	3,287
New Market	$48,747	5.65%	June 2023	6,347	6,508
Benefit Street Note (3)	$53,185	5.71%	June 2023	6,974	7,145
Deutsche Bank Note (2)	$33,340	5.71%	July 2023	5,508	5,567
JANAF	$333,159	4.49%	July 2023	47,527	48,875
First National Bank (7) (8)	$24,656	LIBOR + 350 basis points	August 2023	854	1,045
Lumber River (8)	$10,723	LIBOR + 350 basis points	September 2023	1,314	1,367
Tampa Festival	$50,797	5.56%	September 2023	7,796	7,920
Forrest Gallery	$50,973	5.40%	September 2023	8,103	8,226
South Carolina Food Lions Note (5)	$68,320	5.25%	January 2024	11,311	11,473
JANAF Bravo	$35,076	5.00%	May 2024	5,966	6,263
Cypress Shopping Center	$34,360	4.70%	July 2024	6,062	6,163
Port Crossing	$34,788	4.84%	August 2024	5,812	5,909
Freeway Junction	$41,798	4.60%	September 2024	7,470	7,582
Harrodsburg Marketplace	$19,112	4.55%	September 2024	3,286	3,343
Bryan Station	$23,489	4.52%	November 2024	4,248	4,312
Crockett Square	Interest only	4.47%	December 2024	6,338	6,338
Pierpont Centre	$39,435	4.15%	February 2025	7,897	8,001
Shoppes at Myrtle Park	$33,180	4.45%	February 2025	5,791	5,892
Folly Road	$41,482	4.65%	March 2025	7,104	7,223
Alex City Marketplace	Interest only	3.95%	April 2025	5,750	5,750
Butler Square	Interest only	3.90%	May 2025	5,640	5,640
Brook Run Shopping Center	Interest only	4.08%	June 2025	10,950	10,950
Beaver Ruin Village I and II	Interest only	4.73%	July 2025	9,400	9,400
Sunshine Shopping Plaza	Interest only	4.57%	August 2025	5,900	5,900
Barnett Portfolio (4)	Interest only	4.30%	September 2025	8,770	8,770
Fort Howard Shopping Center	Interest only	4.57%	October 2025	7,100	7,100
Conyers Crossing	Interest only	4.67%	October 2025	5,960	5,960
Grove Park Shopping Center	Interest only	4.52%	October 2025	3,800	3,800
Parkway Plaza	Interest only	4.57%	October 2025	3,500	3,500
Winslow Plaza	$24,295	4.82%	December 2025	4,501	4,553
JANAF BJ's	$29,964	4.95%	January 2026	4,756	4,844
Tuckernuck	$32,202	5.00%	March 2026	5,085	5,193
Wilmington Financing Agreement (6)	Interest only	8.00%	March 2026	35,000	—
Chesapeake Square	$23,857	4.70%	August 2026	4,215	4,279
Berkley/Sangaree/Tri-County	Interest only	4.78%	December 2026	6,176	9,400
Riverbridge	Interest only	4.48%	December 2026	4,000	4,000
Franklin Village	$45,336	4.93%	January 2027	8,310	8,404
Village of Martinsville	$89,664	4.28%	July 2029	15,688	15,979
Laburnum Square	Interest only	4.28%	September 2029	7,665	7,665
Rivergate	$100,222	4.25%	September 2031	18,500	21,164
Convertible Notes	Interest only	7.00%	December 2031	30,000	—
Columbia Fire Station	Interest only	14.00%	July 2021	—	3,893
Powerscourt Financing Agreement	Interest only	13.50%	March 2023	—	25,000
Total Principal Balance (1)				379,765	353,916
Unamortized debt issuance cost (1) (9)				(16,767)	(6,812)
Total Loans Payable, including assets held for sale				362,998	347,104
Less loans payable on assets held for sale, net loan amortization costs				854	12,838
Total Loans Payable, net				$362,144	$334,266
(1) Includes loans payable on assets held for sale.
(2) Collateralized by LaGrange Marketplace, Ridgeland and Georgetown.
(3) Collateralized by Ladson Crossing, Lake Greenwood Crossing and South Park.
(4) Collateralized by Cardinal Plaza, Franklinton Square, and Nashville Commons.
(5) Collateralized by Clover Plaza, South Square, St. George, Waterway Plaza and Westland Square.
(6) Collateralized by Darien Shopping Center, Devine Street, Lake Murray, Moncks Corner and South Lake.
(7) Collateralized by Surrey Plaza and Amscot Building.
(8) Certain loans bear interest at a variable interest rate equal to LIBOR or another index rate, subject to a floor, in each case plus or minus a specified margin.
(9) Includes $6.30 million of unamortized debt issuance costs related to the Convertible Notes at issuance, of which $5.39 million relates to the embedded derivative.

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	14

Debt Summary (continued)

Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
For the remaining three months ending December 31, 2021	$1,503	0.40%
December 31, 2022	13,567	3.57%
December 31, 2023	89,288	23.51%
December 31, 2024	50,490	13.30%
December 31, 2025	92,016	24.23%
December 31, 2026	58,531	15.41%
Thereafter	74,370	19.58%
Total principal repayments and debt maturities	$379,765	100.00%

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	15

Property Summary

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Alex City Marketplace	Alexander City, AL	19	151,843	100.0%	100.0%	151,843	$1,203	$7.92
Amscot Building	Tampa, FL	1	2,500	100.0%	100.0%	2,500	83	33.00
Beaver Ruin Village	Lilburn, GA	28	74,038	93.5%	93.5%	69,248	1,215	17.55
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	486	13.93
Brook Run Shopping Center	Richmond, VA	18	147,738	47.4%	47.4%	70,022	888	12.69
Brook Run Properties (3)	Richmond, VA	—	—	—%	—%	—	—	—
Bryan Station	Lexington, KY	10	54,277	100.0%	100.0%	54,277	592	10.91
Butler Square	Mauldin, SC	16	82,400	98.2%	98.2%	80,950	853	10.54
Cardinal Plaza	Henderson, NC	9	50,000	100.0%	100.0%	50,000	502	10.03
Chesapeake Square	Onley, VA	14	108,982	99.1%	99.1%	108,016	820	7.59
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	378	8.29
Columbia Fire Station	Columbia, SC	1	21,273	14.4%	14.4%	3,063	81	26.60
Courtland Commons (3)	Courtland, VA	—	—	—%	—%	—	—	—
Conyers Crossing	Conyers, GA	14	170,475	100.0%	100.0%	170,475	888	5.21
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	970	9.06
Cypress Shopping Center	Boiling Springs, SC	17	80,435	41.2%	41.2%	33,175	448	13.51
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	140	5.38
Devine Street	Columbia, SC	1	38,464	89.1%	89.1%	34,264	180	5.25
Edenton Commons (3)	Edenton, NC	—	—	—%	—%	—	—	—
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	731	15.30
Forrest Gallery	Tullahoma, TN	26	214,451	80.8%	80.3%	172,124	1,262	7.33
Fort Howard Shopping Center	Rincon, GA	19	113,652	95.1%	95.1%	108,120	1,044	9.66
Freeway Junction	Stockbridge, GA	17	156,834	89.3%	89.3%	140,054	1,261	9.00
Franklin Village	Kittanning, PA	26	151,821	100.0%	98.7%	149,821	1,320	8.81
Franklinton Square	Franklinton, NC	15	65,366	100.0%	100.0%	65,366	591	9.05
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267	9.04
Grove Park Shopping Center	Orangeburg, SC	15	93,265	100.0%	100.0%	93,265	744	7.97
Harbor Point (3)	Grove, OK	—	—	—%	—%	—	—	—
Harrodsburg Marketplace	Harrodsburg, KY	7	60,048	91.0%	88.0%	52,848	437	8.28
JANAF (4)	Norfolk, VA	115	798,086	95.4%	91.2%	727,940	8,439	11.59
Laburnum Square	Richmond, VA	19	109,405	95.3%	95.3%	104,305	950	9.11
Ladson Crossing	Ladson, SC	15	52,607	100.0%	100.0%	52,607	508	9.66
LaGrange Marketplace	LaGrange, GA	13	76,594	96.9%	96.9%	74,194	433	5.84
Lake Greenwood Crossing	Greenwood, SC	8	43,618	100.0%	100.0%	43,618	362	8.30
Lake Murray	Lexington, SC	5	39,218	100.0%	100.0%	39,218	254	6.48
Litchfield Market Village	Pawleys Island, SC	20	86,740	90.8%	88.7%	76,902	925	12.02
Lumber River Village	Lumberton, NC	11	66,781	98.2%	98.2%	65,581	455	6.94
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	323	12.07
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	627	11.17
New Market Crossing	Mt. Airy, NC	11	117,076	90.3%	90.3%	105,738	960	9.08
Parkway Plaza	Brunswick, GA	4	52,365	81.7%	81.7%	42,785	353	8.25
Pierpont Centre	Morgantown, WV	16	111,162	97.2%	89.8%	99,856	939	9.40
Port Crossing	Harrisonburg, VA	8	65,365	100.0%	97.9%	64,000	842	13.15
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	10	91,188	94.7%	94.7%	86,388	692	8.01
Rivergate Shopping Center	Macon, GA	24	193,960	87.0%	87.0%	168,816	2,201	13.04
Sangaree Plaza	Summerville, SC	8	66,948	100.0%	87.4%	58,498	602	10.29
Shoppes at Myrtle Park	Bluffton, SC	13	56,601	99.3%	99.3%	56,181	611	10.87
South Lake	Lexington, SC	8	44,318	93.9%	93.9%	41,618	210	5.04
South Park	Mullins, SC	4	60,734	96.9%	96.9%	58,834	381	6.48
South Square	Lancaster, SC	6	44,350	81.0%	81.0%	35,900	302	8.40
St. George Plaza	St. George, SC	7	59,279	96.2%	96.2%	56,999	396	6.95
Sunshine Plaza	Lehigh Acres, FL	23	111,189	100.0%	100.0%	111,189	1,089	9.79
Surrey Plaza	Hawkinsville, GA	3	42,680	96.5%	96.5%	41,180	247	6.00

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	16

Property Summary (continued)

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Tampa Festival	Tampa, FL	19	137,987	97.7%	64.6%	89,166	$877	$9.83
Tri-County Plaza	Royston, GA	6	67,577	88.8%	88.8%	59,977	420	7.00
Tuckernuck	Richmond, VA	16	93,624	98.0%	95.7%	89,576	934	10.43
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	478	10.03
Village of Martinsville	Martinsville, VA	20	290,902	96.6%	96.6%	280,946	2,175	7.74
Walnut Hill Plaza	Petersburg, VA	6	87,239	38.1%	38.1%	33,225	279	8.41
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	499	10.02
Westland Square	West Columbia, SC	10	62,735	93.2%	93.2%	58,465	495	8.47
Winslow Plaza	Sicklerville, NJ	18	40,695	100.0%	100.0%	40,695	642	15.75
Total Portfolio		774	5,500,233	92.2%	90.3%	4,965,176	$47,424	$9.55

(1)    Reflects leases executed through October 5, 2021 that commence subsequent to the end of current period.
(2)    Annualized based rent per occupied square foot, assumes base rent as of the end of the current reporting period, excludes the impact of tenant concessions and rent abatements.
(3)    This information is not available because the property is undeveloped.
(4)    Square footage is net of the Company's on-premise management office and net of building square footage whereby the Company only leases the land.

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	17

Top Ten Tenants by Annualized Base Rent
Total Tenants : 774

Tenants		Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Base Rent Per Occupied Square Foot
1.	Food Lion	$4,428	9.34%	551,469	10.03%	$8.03
	Kroger Co.(1)	1,948	4.11%	226,010	4.11%	8.62
2.	Piggly Wiggly	1,488	3.14%	202,968	3.69%	7.33
3.	Lowes Foods (2)	1,181	2.49%	130,036	2.36%	9.08
4.	Winn Dixie	887	1.87%	133,575	2.43%	6.64
5.	Planet Fitness	837	1.76%	100,427	1.83%	8.33
6.	Hobby Lobby	717	1.51%	114,298	2.08%	6.27
7.	Big Lots	679	1.43%	105,674	1.92%	6.43
8.	BJ's Wholesale Club	651	1.37%	147,400	2.68%	4.42
10.	Dollar Tree	592	1.25%	70,379	1.28%	8.41
		$13,408	28.27%	1,782,236	32.41%	$7.52
(1) Kroger 4 / Harris Teeter 1
(2) Lowes Foods 1 / KJ's Market 2

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	535,057	9.73%	—%	$—	—%	$—
Month-to-Month	8	10,861	0.20%	0.22%	156	0.33%	14.36
2021	16	26,731	0.49%	0.54%	378	0.80%	14.14
2022	124	459,513	8.35%	9.25%	4,796	10.11%	10.44
2023	130	860,628	15.65%	17.33%	7,435	15.68%	8.64
2024	137	744,821	13.54%	15.00%	7,039	14.84%	9.45
2025	109	824,651	14.99%	16.61%	8,008	16.89%	9.71
2026	113	822,463	14.95%	16.56%	7,910	16.68%	9.62
2027	40	262,895	4.78%	5.29%	3,027	6.38%	11.51
2028	22	332,669	6.05%	6.70%	2,362	4.98%	7.10
2029	19	135,275	2.46%	2.72%	1,395	2.94%	10.31
2030 & thereafter	56	484,669	8.81%	9.78%	4,918	10.37%	10.15
Total	774	5,500,233	100.00%	100.00%	$47,424	100.00%	$9.55

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	18

Leasing Summary
Anchor Lease Expiration Schedule (1)

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	174,013	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	—	—	—	—%	—	—	—	—	—%	—
2021	—	—	—	—%	—	—	—	—	—%	—
2022	—	—	—	—%	—	3	127,172	1,010	5.52%	7.94
2023	2	43,392	329	17.64%	7.58	15	523,775	3,349	18.31%	6.39
2024	1	32,000	125	6.70%	3.91	9	351,977	2,331	12.74%	6.62
2025	2	84,633	619	33.19%	7.31	12	472,936	3,777	20.65%	7.99
2026	1	20,152	97	5.20%	4.81	13	435,435	3,448	18.85%	7.92
2027	2	45,759	323	17.32%	7.06	2	57,345	447	2.44%	7.79
2028	—	—	—	—%	—	7	280,841	1,637	8.95%	5.83
2029	1	21,213	317	17.03%	14.94	2	45,700	307	1.68%	6.72
2030+	1	20,858	55	2.92%	2.64	7	321,576	1,986	10.86%	6.18
Total	10	442,020	$1,865	100.00%	$6.96	70	2,616,757	$18,292	100.00%	$6.99

(1) Anchors defined as leases occupying 20,000 square feet or more.

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	361,044	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	7	7,961	126	0.99%	15.83	1	2,900	30	0.21%	10.34
2021	13	22,227	305	2.39%	13.72	3	4,504	73	0.50%	16.21
2022	72	173,315	1,900	14.89%	10.96	49	159,026	1,886	13.00%	11.86
2023	66	135,061	1,697	13.30%	12.56	47	158,400	2,060	14.20%	13.01
2024	78	180,428	2,257	17.69%	12.51	49	180,416	2,326	16.03%	12.89
2025	58	135,568	1,782	13.96%	13.14	37	131,514	1,830	12.61%	13.91
2026	58	171,203	2,179	17.08%	12.73	41	195,673	2,186	15.07%	11.17
2027	16	46,192	728	5.70%	15.74	20	113,599	1,529	10.54%	13.46
2028	11	32,712	513	4.02%	15.68	4	19,116	212	1.46%	11.09
2029	7	23,850	241	1.89%	10.10	9	44,512	530	3.65%	11.91
2030+	22	52,111	1,032	8.09%	19.84	26	90,124	1,845	12.73%	20.47
Total	408	1,341,672	$12,760	100.00%	$13.01	286	1,099,784	$14,507	100.00%	$13.19

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	19

Leasing Summary
Leasing Renewals, New Leases and Expirations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Renewals(1):
Leases renewed with rate increase (sq feet)	85,429	135,063	265,231	528,042
Leases renewed with rate decrease (sq feet)	11,920	53,398	66,343	89,133
Leases renewed with no rate change (sq feet)	28,140	182,039	88,493	246,245
Total leases renewed (sq feet)	125,489	370,500	420,067	863,420

Leases renewed with rate increase (count)	29	28	71	111
Leases renewed with rate decrease (count)	1	6	10	17
Leases renewed with no rate change (count)	6	20	21	38
Total leases renewed (count)	36	54	102	166

Option exercised (count)	8	8	16	17

Weighted average on rate increases (per sq foot)	$0.94	$1.29	$0.80	$1.11
Weighted average on rate decreases (per sq foot)	$(2.34)	$(0.72)	$(2.23)	$(1.14)
Weighted average rate on all renewals (per sq foot)	$0.42	$0.37	$0.15	$0.56

Weighted average change over prior rates	3.53%	3.98%	1.48%	5.68%

New Leases(1) (2):
New leases (sq feet)	91,163	93,253	317,622	202,655
New leases (count)	25	18	62	48
Weighted average rate (per sq foot)	$10.01	$8.58	$8.77	$9.89

Gross Leasable Area ("GLA") expiring during the next 3 months, including month-to-month leases	0.69%	3.69%	0.69%	3.69%
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	20

Definitions
Funds from Operations (FFO): an alternative measure of a REIT's operating performance, specifically as it relates to results of operations and liquidity. FFO is a measurement that is not in accordance with accounting principles generally accepted in the United States (GAAP). Wheeler computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures.
Most industry analysts and equity REITs, including Wheeler, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions.
Adjusted FFO (AFFO): Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, acquisition costs and capital raise costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company also presents Pro Forma AFFO which shows the impact of certain activities assuming they occurred at the beginning of the year.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA): another widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison among other companies, including REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization and impairment of long-lived assets, from income from continuing operations. The Company also presents Adjusted EBITDA which excludes affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	21

Net Operating Income (NOI): The Company believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, impairment of impairment of long-lived assets, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

WHLR | Financial & Operating Data | as of 9/30/2021 unless otherwise stated	22